IQST – IQSTEL Announces Record July Sales On Track To Meet Or Exceed $60.5 Million 2021 Annual Revenue Forecast

New York, NY – August 25, 2021 – iQSTEL, Inc. (OTCQB: IQST) today announced achieving $5.23 Million in revenue for the month of July based on preliminary accounting. The July 2021 revenue exceeds the July 2020 revenue by 21%. The company has exceeded $5 million in revenue now for four consecutive months.

iQSTEL Inc (OTCQB: IQST) (www.iQSTEL.com) is a US-based publicly-listed company with an Independent Board of Directors offering leading-edge Telecommunication, Technology and Fintech Services for Global Markets, with presence in 15 countries.  The company provides services to the Telecommunications, Electric Vehicle (EV), Financial Services, Chemical and Liquid Fuel Distribution Industries. iQSTEL has 5 Business Divisions: Telecom, Electric Vehicle (EV), Fintech, Technology and Blockchain, with worldwide B2B and B2C customer relations operating through its subsidiaries: Etelix, SwissLink, QGlobal SMS, SMSDirectos, Global Money One, IoT Labs and itsBchain. The Company has an extensive portfolio of products and services for its clients: SMS, VoIP, international fiber-optic connectivity for 5G, Cloud-PBX, OmniChannel Marketing, EV Batteries, EV Chargers, EV Battery Management System, EV IoT Connectivity, Mobile App For EV Connectivity, EV Dashboard Display, Visa/Mastercard Debit Card, Cryptocurrency Exchange Services, Money Remittance, Mobile Top Up, IoT Smart Gas Platform, IoT Smart Tank Platform, Mobile Number Portability Application MNPA (Blockchain Platform) and Settlement & Payments Marketplace SPM (Blockchain Platform).

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc. and its subsidiaries: www.iqstel.com